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                                                               EXHIBIT 10.104.1

                         UNISON HEALTHCARE CORPORATION

                                October 1, 1996

VIA FACSIMILE -- (213) 630-5719
-------------------------------
Buchalter, Nemer, Fields & Younger
601 South Figueroa Street
Suite 2400
Los Angeles, California 90017-5704

Attention: David S. Kyman, Esq.

     Re:   Loan Agreement, dated as of August 16, 1996,
           between Unison HealthCare Corporation
           (the "Borrower") and Imperial Bank
           --------------------------------------------

Gentlemen:

        The purpose of this letter is to confirm that you are authorized and instructed to make the following changes to the following documents:

        1. The Warrant issued as of August 16, 1995 for 200,000 shares (the "First Warrant") and the Warrant issued as of October 1, 1996 for 100,464 shares (the "Second Warrant") should be changed to reflect that they are issued to Imperial Bancorp, a California corporation, which is the parent corporation of Imperial Bank. The Exercise price for the First Warrant should be changed from $13.88 to $13.00. The blanks in the Second Warrant should be completed to reflect that the Second Warrant is for 100,464 shares and that the Exercise Price is $12.80. The above are to be effective as of the date of original issuance of each Warrant.

        2. The October 1, 1996 Certificate of Chief Executive Officer and Chief Financial Officer of Unison HealthCare Corporation, BritWill HealthCare Company and BritWill Investments-II should be modified to reflect that Phillip Rollins is an Executive Vice President of the three corporations. In addition, you should insert the phrase "Except as set forth on Exhibit A," at the beginning of Paragraph B of the Certificate. Exhibit A should state that on September 6, 1996 the Borrower granted stock options to purchase 411,850 shares at $13.75 per share and 60,000 shares at $9.00 per share.

                                         Very truly yours,

                                         UNISON HEALTHCARE CORPORATION

                                         By: /s/ Jerome Joseph
                                             -----------------------------------
                                             Vice President and Treasurer